Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No.1 to the Annual Report (the “Report”) of GeM Solutions, Inc. (the “Company”) on Form 10-KSB for the year ended June 30, 2006 as filed with the Securities and Exchange Commission, I, John E. Baker, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to my knowledge:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/John E. Baker
John E. Baker
Chief Executive Officer and Chief Financial Officer

February 16, 2007